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                                                                    EXHIBIT 21.1

                            Parent and Subsidiaries
               National Commerce Bancorporation and Subsidiaries
               -------------------------------------------------

The following table shows the subsidiaries of NCBC, their jurisdiction of organization, and the percentage of voting securities owned by each subsidiary's parent as of June 30, 1998.
                                                                         %
                                                                     of Voting
                                          Jurisdiction              Securities
                                               of                    Owned by
Name of Subsidiary                        Organization   Parent       Parent
------------------                        ------------   ------     -----------
--------------------------------------------------------------------------------
National Bank of Commerce                 United States  NCBC           100.00%
Commerce General Corporation              Tennessee      NBC            100.00
NBC Capital Markets Group, Inc.           Tennessee      NBC            100.00
Nashville Bank of Commerce                Tennessee      NCBC           100.00
NBC Bank, FSB (Knoxville)                 United States  NCBC           100.00
Commerce Capital Management, Inc.         Tennessee      NCBC           100.00
Monroe Properties, Inc.                   Tennessee      NCBC           100.00
Commerce Corporate Advisors, Inc.         Tennessee      Nashville      100.00
National Commerce Bank Services, Inc.     Tennessee      Nashville      100.00
Commerce Finance Company                  Tennessee      NCBC           100.00
Commerce Acquisition Corp.                Tennessee      NCBC           100.00
NBC Bank, FSB (Memphis)                   United States  CAC            100.00
Brooks, Montague & Associates, Inc.       Tennessee      NCBC           100.00
TransPlatinum Service Corp.               Tennessee      NCBC           100.00
Kenesaw Leasing, Inc.                     Tennessee      Knoxville      100.00
First Market Bank                         United States  NCBC            49.00
USI Alliance                              Tennessee      NCBC           100.00
National Commerce Real Estate Holding     Tennessee      NBC            100.00
 Company
J&S Leasing, Inc.                         Tennessee      Knox           100.00
NBC Insurance Services                    Tennessee      NCBC           100.00
Commerce Real Estate Holding Company      Delaware       NCREHC         100.00
Commerce Real Estate Company              Delaware       CREHC          100.00

All of the above subsidiaries are included in the consolidated financial statements contained in the report.